Exhibit 99.1

MEDIA RELATIONS CONTACT: Bob Brand - EDS 972 605 1290 bob.brand@eds.com	INVESTOR RELATIONS CONTACT: Deanna Rogers - EDS 972 605 8933 deanna.rogers@eds.com

FOR IMMEDIATE RELEASE:  JULY 31, 2008

EDS Stockholders Approve Merger With Hewlett-Packard Company

PLANO, Texas - EDS today announced that at the special meeting of stockholders held on July 31, 2008 its stockholders have adopted the Agreement and Plan of Merger dated as of May 13, 2008 among EDS, Hewlett-Packard Company (HP) and Hawk Merger Corporation, pursuant to which EDS will become a wholly-owned subsidiary of HP.   Approximately 98.8 percent of the shares of EDS common stock voting on the proposal were voted in favor of the adoption of the Agreement and Plan of Merger, representing approximately 72.4 percent of the issued and outstanding shares of EDS common stock as of the close of business on June 24, 2008, the record date for the special meeting.

"I am pleased that our stockholders have followed the recommendation of the EDS Board of Directors and supported the combination of EDS and HP," said Ron Rittenmeyer, EDS chairman, president and CEO.  "Not only does the combination of these two great companies create immediate value for our stockholders, it also enhances our ability to achieve our customers' needs with our unwavering commitment to quality and innovation."

The acquisition received antitrust clearance by the European Commission on July 25 and the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvement Act for the acquisition expired in late June.

The closing of the transaction still requires regulatory clearance from certain non-U.S. and non-E.U. jurisdictions, and is subject to the satisfaction or waiver of the other closing conditions specified in the Agreement and Plan of Merger.  EDS currently anticipates that the transaction will close in the third quarter of 2008.  As previously disclosed, EDS and HP have agreed that the closing of the transaction will not occur prior to August 18, 2008 without the consent of both parties and that in the event HP would otherwise be required to close the transaction prior to August 26, 2008, it has the right to postpone the closing until no later than August 26, 2008, subject to the terms set forth in the Agreement and Plan of Merger.

The company also announced on July 25 that EDS, HP and the plaintiffs in the five stockholder lawsuits that were commenced following the execution of the Agreement and Plan of Merger have agreed to settle and dismiss all pending lawsuits concerning the proposed merger, subject to court approval.

About EDS

EDS (NYSE: EDS) is a leading global technology services company delivering business solutions to its clients. EDS founded the information technology outsourcing industry more than 46 years ago. Today, EDS delivers a broad portfolio of information technology and business process outsourcing services to clients in the manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries and to governments around the world. Learn more at eds.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release regarding the pending merger with HP that are not statements of historical facts are forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements.  Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include: the conditions to the completion of the pending merger may not be satisfied, or the regulatory approvals and clearances required for the proposed merger may not be obtained on the terms expected or on the anticipated schedule (if at all); EDS and HP's ability to meet expectations regarding the timing for completion of the pending merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger; and whether the court approves the settlement and memorandum of understanding relating to the stockholder lawsuits that were commenced following the execution of the Agreement and Plan of Merger and, if such approval is not received, the outcome of any legal proceedings that have been or may be instituted against EDS, HP or others related to the Agreement and Plan of Merger.  These factors, and other important factors that could affect these outcomes are set forth in EDS' most recently filed Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission, in each case under the heading "Forward-Looking Statements" and/or "Risk Factors." Such discussions regarding risk factors and forward-looking statements are incorporated herein by reference. EDS assumes no obligation to update or revise any forward-looking statement in this document, and such forward-looking statements speak only as of the date hereof.

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